Exhibit 99.1

Ekso Bionics Appoints Jack Glenn as Chief Financial Officer

RICHMOND, Calif., August 13, 2018 — Ekso Bionics Holdings, Inc. (NASDAQ: EKSO), an industry leader in exoskeleton technology for medical and industrial use, today announced that John (Jack) Glenn has been appointed to the position of Chief Financial Officer. Mr. Glenn brings over 25 years of financial leadership experience within public and private companies in the life sciences industry. Mr. Glenn replaces Max Scheder-Bieschin, who, as previously announced, is leaving the company.

“Jack’s extensive experience in all aspects of finance within the life science industry will be a valuable addition to the Ekso Bionics leadership team, especially as we focus on continuing to improve our margins and reduce operating expenses,” said Jack Peurach, President and Chief Executive Officer of Ekso Bionics. “As announced in May, after eight years of contributing to our success, Max will be moving on from the company. On behalf of the leadership team and our Board of Directors, I thank him for his dedicated service and wish him well as he moves on to the next chapter in his life. While he will be missed, we know that Jack has the expertise to step into Max’s shoes and continue optimizing our financial position and operations for future success.”

Previously, Mr. Glenn served as Chief Financial Officer for Sonendo, Inc., a privately-held, venture-backed company. His prior experience also includes serving as Chief Financial Officer, at several other companies, including Armetheon Corporation, a privately-held biopharmaceutical company; Solta Medical, where he assisted in the company’s strategic acquisition by Valeant Pharmaceutical; Cholestech, which was acquired by Alere Medical; and Invivo Corporation, which was sold to Intermagnetics General Corporation. Mr. Glenn received his MBA in Finance from Santa Clara University and his B.S. in Business Administration from the University of Nevada.

About Ekso Bionics®

Ekso Bionics® is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical and industrial applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe. The company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

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Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) estimates or projection of financial results, financial condition, operating results, capital expenditures, capital structure, continued momentum in commercialization efforts, expansion of product footprint or other financial or operational items, (iii) the Company's future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, changes resulting from the Company’s finalization of its financial statements for and as of the three and six months ended June 30, 2018, information or new changes in facts or circumstances that may occur prior to the filing of the Company’s Quarterly Report on Form 10-Q for such period that are required to be included therein, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of the Company’s sales and marketing organization or partners to market the Company’s products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Media Contact:

Amy Wheeler

212-867-1762

awheeler@lazarpartners.com

Investor Contact:

David Carey

212-867-1768

dcarey@lazarpartners.com

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